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             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                         (After issuance of Stock)         Filed by:

                           Las Vegas Gaming, Inc.

We the undersigned President and Secretary of Las Vegas Gaming, Inc.
do certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 2nd day of May, 2000, adopted a resolution to amend the original articles as follows:

Article VI is hereby amended to read as follows:

"ARTICLE VI - CAPITAL STOCK:

The amount of the total authorized capital stock of the Corporation, and the number and par value of the shares of which it is to consist is 30,000,000 shares, divided into classes as follows:

5,000,000 shares shall be Preferred Stock, $0.001 par value per share ("Preferred Stock");

25,000,000 shares shall be Common Stock, $0.001 par value per share ("Common Stock"); and

Shares of any class of stock of the Corporation may be issued for such consideration and for each corporate purpose as the Board of Directors may from time to time determine. The capital stock, after the amount of the subscription price (which shall not be less than the par value) has been paid in, shall not be subject to any assessments.

The following is a description of the different classes and a statement of the relative rights of the holders of the Preferred Stock and the Common Stock.

Preferred Stock

The Board of Directors of the Corporation is authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock of the Corporation in one or more series with such voting power, full or limited, or without voting powers, and with such designations, preferences and relative, participating optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in these Articles of Incorporation, and, to the extent not so stated or expressed, as may be stated and expressed in a resolution or resolutions establishing such series and providing for the issuance thereof adopted by the Board of Directors pursuant to the authority so to do which is hereby expressly vested in it, including, without limiting the generality of the foregoing, the following:

1.  the designation and number of shares of each such series;

2. the dividend rate of each such series, the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends

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    payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

3. whether the shares of each such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

4. the terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of each such series;

5. whether the shares of each such series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

6. the extent, if any, to which the holders of the shares of any series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

7. the restrictions and conditions, if any, upon the issue or release of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

8. the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of voluntary dissolution than the case of involuntary dissolution; and

9. any other relative rights, preferences or limitations of shares of such series consistent with this Article VI and applicable law.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock of the Corporation, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock of the Corporation shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. Except as may otherwise be required by law or these Articles of Incorporation, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of any class of Common Stock of the Corporation.

Common Stock

Voting Rights.

(a) Each share of Common Stock shall entitle the holder thereof to one vote for each share held.

(b) No holder of Common Stock shall have the right to cumulate votes in the election of Directors of the Corporation or for any other purpose.

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Dividends.

Subject to the rights of holders of Preferred Stock of the Corporation, the holders of Common Stock shall be entitled to share, on a pro rata basis, in any and all dividends, payable in cash or otherwise, as may be declared in respect of their holdings by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

Provisions Applicable to All Classes

Liquidation Rights.

In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share equal to the amount fixed and determined in accordance with the respective rights and priorities established by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Preferred Stock before any of the assets of the Corporation shall be distributed or paid over to holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, holders of Common Stock shall be entitled to share in the remaining net assets of the Corporation, such that an equal amount of net assets shall be allocated to each share of Common Stock. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph.

Pre-emptive Rights.

No stockholder of the Corporation shall, by reason of his holding any shares of any class of the Corporation, have any pre-emptive or preferential right to acquire or subscribe for any treasury or unissued shares of any class of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting rights of such stockholder, and the Board of Directors of the Corporation may issue shares of any class of this Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe for or acquire shares of any class of the Corporation, without offering any such shares of any class of the Corporation, either in whole or in part, to be existing stockholders of any class of the Corporation.

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Consideration for Shares.

The Common Stock or Preferred Stock shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable.

Stock Rights and Options.

The corporation shall have the power to create and issue rights, warrants or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes upon such terms and conditions and at such times and places as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgement of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive."


The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,617,700 common shares. Said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/ Russell R. Roth
-------------------------
Russell R. Roth
President*

/s/ Mark Valenti
-------------------------
Mark F. Valenti
Secretary


State of Nevada          )
                         ) ss.
County of Clark          )

On June 2, 2000, personally appeared before me, a Notary Public, Russell
R. Roth, who acknowledged that he executed the above instrument.

/s/ Barbara Ray
-------------------------
Signature of Notary
Barbara Ray

(notary stamp or seal)                                     NOTARY PUBLIC
                                                         STATE OF NEVADA
*only the President's signature need be acknowledge.     County of Clark
                                                           BARBARA RAY
                                                       Appt. No. 94-4798-1
                                               My Appt. Expires June 22, 2002


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